Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement and related Prospectus of GTx, Inc. for the registration of $100,000,000 of its common stock and to the incorporation by reference therein of our report dated February 11, 2005, with respect to the financial statements and schedules of GTx, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Memphis, Tennessee August 3, 2005